                          CERTIFICATE OF INCORPORATION

                                       of

                               CA INVESTMENT CORP.

            The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, as amended from time to time (the "General Corporation Law"), certifies as follows:

            1.    Name. The name of the corporation is CA Investment Corp. (the
"Corporation").

            2.    Address; Registered Office and Agent. The address of the
Corporation's registered office is 615 South DuPont Highway, City of Dover,
County of Kent, State of Delaware 19901; and the name of its registered agent at such address is National Corporate Research, Ltd.

            3.    Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law.

            4.    Number of Shares. The total number of shares of stock that the
Corporation shall have authority to issue is: Two Hundred (200), all of which shall be shares of Common Stock of the par value of One Cent ($.01) each.

            5.    Name and Mailing Address of Incorporator. The name and mailing address of the incorporator are: Michael S. Hong, c/o Paul, Weiss, Rifkind,
Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York
10019-6064.

                                                                               2

            6.    Election of Directors. Unless and except to the extent that the By-laws of the Corporation (the "By-laws") shall so require, the election of directors of the Corporation need not be by written ballot.

            7.    Limitation of Liability. To the fullest extent permitted under the General Corporation Law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

            Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the
Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

            8.    Indemnification.

                  8.1   Right to Indemnification. The Corporation shall
indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered
Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the
Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "Other Entity"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably

                                                                               3

incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof)
commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation (the "Board").

                  8.2   Prepayment of Expenses. The Corporation shall pay the
expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

                  8.3   Claims. If a claim for indemnification or advancement of
expenses under this Article 8 is not paid in full within 30 days after a written claim therefore by the Covered Person has been received by the Corporation, the
Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

                  8.4   Nonexclusivity of Rights. The rights conferred on any
Covered Person by this Article 8 shall not be exclusive of any other rights that such

                                                                               4

Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  8.5   Other Sources. The Corporation's obligation, if any, to
indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

                  8.6   Amendment or Repeal. Any repeal or modification of the
foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                  8.7   Other Indemnification and Prepayment of Expenses. This
Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

            9.    Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of
Delaware, the Board is expressly authorized to make, alter and repeal the
By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

            10.   Powers of Incorporators. The powers of the incorporators are to terminate upon the filing of this Certificate of Incorporation with the
Secretary of State of

                                                                               5

the State of Delaware. The name and mailing address of the persons who are to serve as the initial directors of the Corporation, or until their successors are duly elected and qualified, are:

                        Edward P. Taibi
                        c/o M&F Worldwide Corp.
                        35 East 62nd Street
                        New York, New York 10021

            11.   Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this
Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

            WITNESS the signature of this Certificate of Incorporation this 19th day of October, 2005.

                                                  /s/ Michael S. Hong
                                             -----------------------------------
                                               Michael S. Hong, Incorporator

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CA INVESTMENT CORP.

                   ------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                   ------------------------------------------

            CA Investment Corp., a Delaware corporation (hereinafter called the
"Corporation"), does hereby certify as follows:

            FIRST: Article 2 of the Corporation's Certificate of Incorporation
is hereby amended to read in its entirety as set forth below:

            "2.   Address; Registered Office and Agent. The address of the
Corporation's registered office is 2711 Centerville Road, Suite 400, County of
New Castle, Wilmington, Delaware 19808; and the name of its registered agent at such address is Corporation Service Company."

            SECOND: Article 12 is hereby added to the Corporation's Certificate of Incorporation and shall read as set forth below:

            "12.  Section 203. The Corporation hereby expressly elects not to be bound or governed by, or otherwise subject to, Section 203 of the Delaware
General Corporation Law."

            THIRD: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State
of Delaware ("DGCL") and by the written consent of its stockholders in accordance with Section 228 of the DGCL.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed this 14th day of December, 2005.

                                            CA INVESTMENT CORP.

                                            By: /s/ Edward P. Taibi
                                                --------------------------------
                                                Name: Edward P. Taibi
                                                Title: Vice President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                 NOVAR USA INC.

                                  WITH AND INTO

                               CA INVESTMENT CORP.

  (PURSUANT TO SS 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

            CA Investment Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

            1.    CA Investment Corp. is a business corporation of the State of
Delaware incorporated on October 19, 2005.

            2.    CA Investment Corp. is the owner of (i) the issued and
outstanding shares of common stock, $0.01 par value per share (the "Common
Stock"), and (ii) the issued and outstanding shares of special common stock
(non-voting), $0.01 par value per share (the "Special Common Stock"), of Novar
USA Inc., a business corporation of the State of Delaware incorporated on
September 3, 1993. The Common Stock and the Special Common Stock constitute the only classes of stock of Subsidiary with shares outstanding.

            3.    CA Investment Corp., by resolutions (a true copy of which is attached hereto as Annex A) of the Board of Directors duly adopted as of
December 15, 2005, determined, among other things, to merge Novar USA Inc. with and into CA Investment Corp. Such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof.

            4.    The Certificate of Ownership and Merger shall be deemed
effective immediately upon its filing with the Secretary of State of the State of Delaware.

            5.    The name of the corporation surviving the merger is "CA
Investment Corp.," which is hereby amended and changed to "Clarke American
Corp."

                             *         *         *

            IN WITNESS WHEREOF, CA INVESTMENT CORP. has caused this Certificate of Ownership and Merger to be executed in its corporate name on the date set forth below.

Dated: December 15, 2005

                                         CA INVESTMENT CORP.

                                         By: /s/ Edward P. Taibi
                                             -----------------------------------
                                             Name: Edward P. Taibi
                                             Title: Assistant Secretary

                                                                         Annex A

                      Resolutions of the Board of Directors
                             of CA Investment Corp.

I.    The Merger.

      A.    Merger of Novar USA Inc. into CA Investment Corp.

            RESOLVED, that effective upon the filing of an appropriate
Certificate of Ownership and Merger with the Secretary of State of the State of
Delaware, Novar USA Inc. ("Subsidiary") shall be merged with and into CA
Investment Corp. (the "Corporation") (the "Merger") with the Corporation remaining as the surviving corporation (the "Surviving Corporation") in the
Merger pursuant to Section 253 of the General Corporation Law of the State of
Delaware (the "DGCL"); and it is further

            RESOLVED, that in the Merger all of the estate, property, rights, privileges, powers and franchises of the Subsidiary be vested in and held and enjoyed by the Surviving Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary; and it is further

            RESOLVED, that the Surviving Corporation shall assume all of the obligations of the Subsidiary; and it is further

            RESOLVED, that the President or any Vice President of the
Corporation, acting individually, and any Assistant Secretary of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute and acknowledge in the name of and on behalf of the Corporation a Certificate of
Ownership and Merger setting forth, among other things, a copy of these resolutions and the date of their adoption; and that such officers are hereby authorized and directed to cause such executed Certificate of Ownership and
Merger to be filed with the Secretary of State of the State of Delaware, all in accordance with Sections 103 and 253 of the DGCL; and it is further

            RESOLVED, that the Merger shall deemed to have become effective and the corporate existence of the Subsidiary shall cease immediately upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL (the
"Effective Time").

      B.    Treatment of Shares.

            RESOLVED, that in the Merger each issued and outstanding share of each class of capital stock of Subsidiary held by the Corporation shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor; and it is further

            RESOLVED, that each issued and outstanding share of each class of capital stock of the Corporation shall, following the Merger, remain outstanding and shall be unaffected by the Merger.

                                                                               2

      C.    Change of Name.

            RESOLVED, that, at the Effective Time, the Surviving Corporation shall change its corporate name to Clarke American Corp.

      D.    Certificate of Incorporation and By-Laws of the Surviving
Corporation.

            RESOLVED, that, the certificate of incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and the By-laws of the
Corporation, as in effect immediately prior to the Effective Time, shall be the
By-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such
By-laws, and the Merger shall have the effects set forth in the DGCL.

      E.    Directors and Officers of the Surviving Corporation.

            RESOLVED, that, the director of the Corporation, immediately prior to the Effective Time, shall be the director of the Surviving Corporation as of the Effective Time until his successor or successors are duly elected or appointed and qualified in accordance with the certificate of incorporation of the Surviving Corporation, the By-laws of the Surviving Corporation and the
DGCL; and it is further

            RESOLVED, that, the officers of the Corporation, immediately prior to the Effective Time, shall be the officers of the Surviving Corporation as of the Effective Time until their successors are duly elected or appointed and qualified in accordance with the certificate of incorporation of the Surviving
Corporation, the By-laws of the Surviving Corporation and the DGCL.

II.   General Authorization.

            RESOLVED, that all actions previously taken by any director, officer, employee or agent of the Corporation in connection with or related to the matters set forth in or reasonably contemplated by the foregoing resolutions, be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Corporation; and it is further

            RESOLVED, that the officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to take any action (including, without limitation, the payment of fees and expenses) and to execute (by manual or facsimile signature) and deliver all such further documents, contracts, letters, agreements, instruments, drafts, receipts or other writings that such officer or officers may in their sole discretion deem necessary, appropriate or desirable to carry out, comply with and effectuate the purposes of the foregoing resolutions and the transactions contemplated thereby, including the Merger, and that the authority of such officers to execute and deliver any of such documents and instruments, including without limitation any modification,

                                                                               3

extension or expansion, and to take any such other action, shall be conclusively evidenced by their execution and delivery thereof or their taking thereof; and
it is further

            RESOLVED, that in connection with the transactions contemplated in the preceding resolutions, the officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to certify any more formal or detailed resolutions as such officers may deem necessary or appropriate to effectuate the intent of the foregoing resolutions and that such officers be, and each of them hereby is, authorized and directed to annex such resolutions to these resolutions, and thereupon such resolutions shall be deemed adopted as and for the resolutions of this Board of Directors as if set forth at length in these resolutions; and it is further

            RESOLVED, that the authority heretofore granted to, and any and all actions heretofore taken by, the officers in connection with these resolutions be, and the same hereby are, ratified, confirmed and approved in all respects.

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                CORE SKILLS INC.

                                  WITH AND INTO

                              CLARKE AMERICAN CORP.

      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE
                                  OF DELAWARE)

         Clarke American Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

         1. Clarke American Corp. is a business corporation of the State of
Delaware incorporated on October 19, 2005.

         2. Clarke American Corp. is the owner of all of the issued and outstanding shares of common stock, no par value per share (the "Common Stock"), of Core Skills Inc., a business corporation of the State of Delaware incorporated on February 7, 1985. The Common Stock constitutes the only class of stock of Core Skills Inc. with shares outstanding.

         3. Clarke American Corp., by resolutions (a true copy of which is attached hereto as Annex A) of the Board of Directors duly adopted as of March
28, 2006, determined, among other things, to merge Core Skills Inc. with and into Clarke American Corp. Such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof.

         4. The Certificate of Ownership and Merger shall be deemed effective immediately upon its filing with the Secretary of State of the State of
Delaware.

         5. The name of the corporation surviving the merger is "Clarke American
Corp."

                            *         *         *

         IN WITNESS WHEREOF, CLARKE AMERICAN CORP. has caused this Certificate of Ownership and Merger to be executed in its corporate name on the date set forth below.

Dated:  March 28, 2006

                                               CLARKE AMERICAN CORP.

                                               By:   /s/ Edward P. Taibi
                                                  ------------------------------
                                                  Name:  Edward P. Taibi
                                                  Title: Assistant Secretary

Certificate of Ownership and Merger - Core Skills Inc. into Clarke American
Corp.

                                                                         Annex A
                                                                         -------

                      Resolutions of the Board of Directors
                            of Clarke American Corp.
                            ------------------------

I. The Merger.

     A. Merger of Core Skills Inc. into Clarke American Corp.

         RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger with the Secretary of State of the State of Delaware,
Core Skills Inc. (the "Subsidiary") shall be merged with and into Clarke
American Corp. (the "Corporation") (the "Merger") with the Corporation remaining as the surviving corporation (the "Surviving Corporation") in the Merger pursuant to Section 253 of the General Corporation Law of the State of Delaware
(the "DGCL"); and it is further

         RESOLVED, that in the Merger all of the estate, property, rights, privileges, powers and franchises of the Subsidiary be vested in and held and enjoyed by the Surviving Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary; and it is further

         RESOLVED, that the Surviving Corporation shall assume all of the obligations of the Subsidiary; and it is further

         RESOLVED, that the President or any Vice President of the Corporation, acting individually, and any Assistant Secretary of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute and acknowledge in the name of and on behalf of the Corporation a Certificate of Ownership and
Merger setting forth, among other things, a copy of these resolutions and the date of their adoption; and that such officers are hereby authorized and directed to cause such executed Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware, all in accordance with
Sections 103 and 253 of the DGCL; and it is further

         RESOLVED, that the Merger shall deemed to have become effective and the corporate existence of the Subsidiary shall cease immediately upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL (the "Effective
Time").

     B. Treatment of Shares.

         RESOLVED, that in the Merger each issued and outstanding share of each class of capital stock of Subsidiary held by the Corporation shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor; and it is further

         RESOLVED, that each issued and outstanding share of each class of capital stock of the Corporation shall, following the Merger, remain outstanding and shall be unaffected by the Merger.

                                                                               2

     C. Certificate of Incorporation and By-Laws of the Surviving Corporation.

         RESOLVED, that, the certificate of incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and the By-laws of the
Corporation, as in effect immediately prior to the Effective Time, shall be the
By-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such
By-laws, and the Merger shall have the effects set forth in the DGCL.

     D. Directors and Officers of the Surviving Corporation.

         RESOLVED, that, the directors of the Corporation, immediately prior to the Effective Time, shall be the directors of the Surviving Corporation as of the Effective Time until their successors are duly elected or appointed and qualified in accordance with the certificate of incorporation of the Surviving
Corporation, the By-laws of the Surviving Corporation and the DGCL; and it is further

         RESOLVED, that, the officers of the Corporation, immediately prior to the Effective Time, shall be the officers of the Surviving Corporation as of the
Effective Time until their successors are duly elected or appointed and qualified in accordance with the certificate of incorporation of the Surviving
Corporation, the By-laws of the Surviving Corporation and the DGCL.

II. General Authorization.

         RESOLVED, that all actions previously taken by any director, officer, employee or agent of the Corporation in connection with or related to the matters set forth in or reasonably contemplated by the foregoing resolutions, be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Corporation; and it is further

         RESOLVED, that the officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to take any action
(including, without limitation, the payment of fees and expenses) and to execute
(by manual or facsimile signature) and deliver all such further documents, contracts, letters, agreements, instruments, drafts, receipts or other writings that such officer or officers may in their sole discretion deem necessary, appropriate or desirable to carry out, comply with and effectuate the purposes of the foregoing resolutions and the transactions contemplated thereby, including the Merger, and that the authority of such officers to execute and deliver any of such documents and instruments, including without limitation any modification, extension or expansion, and to take any such other action, shall be conclusively evidenced by their execution and delivery thereof or their taking thereof; and it is further extension or expansion, and to take any such other action, shall be conclusively evidenced by their execution and delivery thereof or their taking thereof; and it is further

         RESOLVED, that in connection with the transactions contemplated in the preceding resolutions, the officers be, and each of them hereby is, authorized, in the name

                                                                               3

and on behalf of the Corporation, to certify any more formal or detailed resolutions as such officers may deem necessary or appropriate to effectuate the intent of the foregoing resolutions and that such officers be, and each of them hereby is, authorized and directed to annex such resolutions to these resolutions, and thereupon such resolutions shall be deemed adopted as and for the resolutions of this Board of Directors as if set forth at length in these resolutions; and it is further

         RESOLVED, that the authority heretofore granted to, and any and all actions heretofore taken by, the officers in connection with these resolutions be, and the same hereby are, ratified, confirmed and approved in all respects.